Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of the date set forth below, by and between Bennet P. Tchaikovsky (“Tchaikovsky”) and Innovative Card Technologies, Inc. (“Company”). Tchaikovsky and the Company may be collectively referred to hereafter as the “Parties” or individually as the “Party.”

WHEREAS, Tchaikovsky has been employed by the Company since July 6, 2004;

WHEREAS, Company and Tchaikovsky mutually desire to end Tchaikovsky ’s employment with Company; and

WHEREAS, Tchaikovsky and Company further desire to settle fully and finally all differences between them, including, but in no way limited to, any difference arising out of Tchaikovsky ’s employment with Company and the termination thereof;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the parties hereby agree as follows:

1. Tchaikovsky acknowledges and agrees that his employment with the Company shall be terminated effective on the date of Tchaikovsky ‘s signature on this agreement (the “Termination Date”). From the Termination Date, Tchaikovsky acknowledges he shall no longer be included as an insured person or as a Company employee under the Company’s insurance policies.

2. Tchaikovsky acknowledges and agrees that the following constitutes the entire amounts owed by Company to Tchaikovsky as of the Termination Date:

Regular Pay: $4,401.04 gross amount, less amounts required to be withheld by law or authorized by Tchaikovsky to be withheld.

Accrued Vacation: $2,626,34 gross amount, less amounts required to be withheld by law or authorized by Tchaikovsky to be withheld.

3. In exchange for Tchaikovsky’s release of the Company from any past and future obligations (if any), whether monetary or otherwise, allegedly owed by the Company to Tchaikovsky based upon Tchaikovsky’s employment (as delineated in Section 7 below), Company has agreed to immediately vest Tchaikovsky in the remainder of Tchaikovsky’s 60,000 unvested options. However, Tchaikovsky acknowledges and agrees that he may not trade any shares of common stock of the Company presently held by Tchaikovsky, including, but not limited to common stock underlying any and all options and warrants held by Tchaikovsky, for a period of 90 (ninety) days from the Termination Date. As further consideration for Tchaikovsky’s release, Tchaikovsky will be entitled to keep the computer and related accessories issued to him by the Company. Additionally, the 90-day termination provision for the 150,000 options previously granted to Tchaikovsky is hereby waived by the Company.

4. Subject to any other agreements with the Company, Tchaikovsky shall be entitled to such continuation of health care coverage as is required under, and subject to, applicable law, of which Tchaikovsky has been notified in writing, provided Tchaikovsky timely exercises Tchaikovsky ’s rights in accordance therewith.

5. Tchaikovsky must turn over to Company all files, memoranda, records, credit cards and other documents and physical or personal property that Tchaikovsky received from Company and that are the property of Company, unless expressly provided for or consented to otherwise by the Company.

6.  Tchaikovsky understands and agrees that in the course of employment with Company, Tchaikovsky may have acquired and/or had access to confidential information, including trade secrets, proprietary data and/or non-public information concerning the business, professional and/or personal affairs, activities and operations of Company. Tchaikovsky will not divulge any such information. In addition, Tchaikovsky agrees to continue to honor all confidentiality commitments of Company known to him to any third parties.  The obligations of this paragraph not to disclose the Information shall not apply to the extent that Tchaikovsky is required by law to respond to any demand for the Information from any court, governmental entity or governmental agency.  If Tchaikovsky is required by law to so respond, Tchaikovsky agrees to provide Company with prompt notice thereof so that Company may seek a protective order or other appropriate remedy.

7. Complete Release by Tchaikovsky

(a) Waiver of All Claims. Tchaikovsky agrees that he is not entitled to receive, will not claim and expressly waives any entitlement to rights, benefits or compensation from the Company arising out or related to his employment with the Company, other than as expressly set forth in this Agreement.

(b) Release. Tchaikovsky irrevocably and unconditionally releases all of the claims described in subsection (c) of this Section 7 that Tchaikovsky may now have against the following persons or entities (the “Releasees”): the Company, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

(c) Claims Released. The claims released include all claims, promises, debts, causes of action or similar rights of any type or nature Tchaikovsky has or had which in any way relate to (i) Tchaikovsky’s employment with the Company, or the termination of that employment, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay, (ii) the design or administration of any employee benefit program or Tchaikovsky’s entitlement to benefits under any such program, (iii) any claims to attorneys’ fees and/or other legal costs, and (iv) any other claims or demands Tchaikovsky may on any basis have. The claims released include, but are not limited to, claims arising under any of the following statutes or common law doctrines:

(1) Anti-Discrimination Statutes, such as the Age Discrimination in Employment Act, which prohibits age discrimination in employment; the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, and §1981 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based upon race, color, national origin, ancestry, physical or mental disability, medical condition, martial status, sex, or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

(2) Federal Employment Statutes, such as the Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

(3) Other Laws, such as any federal, state or local laws restricting an employer’s right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; and any other federal, state or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims. The laws referred to in this section include statutes, regulations, other administrative guidance and common law doctrines.

(d) Release Extends to Both Known and Unknown Claims. This release covers both claims that Tchaikovsky knows about and those Tchaikovsky does not know about. Tchaikovsky understands the significance of his release of unknown claims and his waiver of any statutory protection against a release of unknown claims. Tchaikovsky expressly waives the protection of any such governmental statutes or regulations.

More particularly, and without limitation, Tchaikovsky acknowledges that he has read and is familiar with and understands the provisions of Section 1542 of the California Civil Code, which provides:“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

TCHAIKOVSKY EXPRESSLY WAIVES ANY RIGHT OR CLAIM OF RIGHT TCHAIKOVSKY MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

(e) Ownership of Claims. Tchaikovsky represents that he has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

8. Tchaikovsky’s Promises. In addition to the release of claims provided for in section 7, Tchaikovsky agrees to the following:

(a) No Pursuit of Released Claims. Tchaikovsky promises never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by the Agreement. Tchaikovsky represents that Tchaikovsky has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases. Tchaikovsky further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

(b) Agreement to be Kept Confidential. Tchaikovsky agrees not to disclose the terms, amount or existence of this Agreement to anyone other than a member of Tchaikovsky’s immediate family or a professional representative of Tchaikovsky and, even as to such a person, only if such person is informed of and agrees to honor this confidentiality requirement. Such person’s violation of this confidentiality requirement shall be treated as a violation of this Agreement by Tchaikovsky. This subsection shall not prohibit disclosure of the terms, amount or existence of this Agreement to the extent necessary legally to enforce this Agreement or to the extent otherwise legally required.

(c) Agreement to Not Seek Future Employment with the Company. Tchaikovsky further acknowledges and agrees that he shall not seek or apply for any positions with the Company in the future. Tchaikovsky acknowledges and agrees that any failure by the Company to hire or retain Tchaikovsky in the future shall give rise to no claims on his part.

9. Consequences of Tchaikovsky’s Violation of Promises. If Tchaikovsky breaks any of the promises in this Agreement, such as, by way of example and not by way of limitation, by filing or prosecuting a lawsuit or charge based on claims that Tchaikovsky has released, or if any representation made by Tchaikovsky in this Agreement was false when made, Tchaikovsky will: (i) immediately return to the Company the consideration paid to him pursuant to section 3 above; and (ii) pay reasonable attorneys’ fees and all other costs incurred as a result of such breach or false representation, such as, by way of example and not by way of limitation, the Company’s cost of defending any suit brought with respect to a claim released by him.

10. Period for Consideration of Agreement. Tchaikovsky acknowledges that he was given a period of 21 days to review and consider this Agreement before signing it. Tchaikovsky further acknowledges that: (i) he took advantage of this period to consider this Agreement before signing it; (ii) he carefully read this Agreement; and (iii) he fully understands this Agreement and is entering into it voluntarily and without coercion or duress.

11. Consulting with Attorney. Tchaikovsky acknowledges that the Company strongly encouraged Tchaikovsky to discuss this Agreement with an attorney of Tchaikovsky’s own choosing (at Tchaikovsky’s own expense) before signing this Agreement. Tchaikovsky acknowledges that he has had ample opportunity to consult with an attorney. Tchaikovsky further acknowledges that he has met with an attorney or knowingly and willingly declined to do so.

12. This Agreement shall be in lieu of and in full and final discharge of any and all obligations to Tchaikovsky for compensation, severance payments, or any other expectations of payment, remuneration, continued coverage of any nature or benefit on the part of Tchaikovsky arising out of or in connection with Tchaikovsky ’s employment with Company, or under any agreement, arrangement, commitment, plan, program, practice or policy of Company, or otherwise.

13. This Agreement shall not in any way be construed as an admission by either party or by any of such party’s Releasees that he/she/it has acted wrongfully with respect to the other party or any person, or that such party has any rights whatsoever against the other party or the other party’s Releasees except as specifically set forth herein, and each of the party’s Releasees specifically disclaims any liability to or wrongful acts against the other party or any other person, on the part of himself/itself, its employees, or its or their agents. Tchaikovsky and Company each represent that such party has not filed any complaints or charges or lawsuits of any kind whatsoever against the other party or any of the other party’s Releasees with any governmental agency or any court and Company and Tchaikovsky each further represents and agrees that such party will not do so at any time hereafter with regard to any matter related to or arising out of Tchaikovsky ’s employment with Company (or with any of the Releasees, as applicable) or with the termination thereof.

14. The Parties agree not to intentionally disclose, publish, or otherwise disseminate (or cause or permit to be disclosed, published or otherwise disseminated, whether themselves or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to the other in any manner whatsoever. The Parties agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief is appropriate to enforce the terms hereof, in addition to whatever other remedies the non-breaching party would be entitled to in the event of breach.

15. In any claim or action between the Parties involving this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to damages, injunctive or other relief, if any, all costs and expenses (whether or not allowable as “cost” items by law) reasonably incurred at, before and after trial or on appeal, or in any bankruptcy proceeding, including without limitation, attorneys’ fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses.

16. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under law. Should there be any conflict between any provision hereof and any present or future law, such law will prevail, but the provisions affected thereby will be curtailed and limited only to the extent necessary to bring them within the requirements of law, and the remaining provisions of this Agreement will remain in full force and effect and be fully valid and enforceable.

17. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws provisions. This Agreement is binding on the successors and assigns of, and sets forth the entire agreement between, the parties hereto; fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof (except for those provisions of the Employment Agreement that expressly survive the expiration or earlier termination of said Employment Agreement); and may not be changed except by explicit written agreement to that effect subscribed by the parties hereto in writing.

18. The parties agree that the exclusive venue for any and all controversies or claims arising out of, in connection with, or relating to this Agreement, or a breach hereof, shall be in the County of Los Angeles in either: (i) the Superior Court of California, County of Los Angeles; or (ii) the United States District Court, Central District of California. The parties hereto expressly consent and submit to the jurisdiction of either such court, and agree to accept service of process inside or outside the State of California in any matter that is to be submitted to either such court pursuant hereto.

19. All notices or other communications under this Agreement shall be in writing and sent by certified or registered air mail with postage prepaid, return receipt requested; by facsimile; or by hand delivery. Notices and other communications to Company shall be addressed to Innovative Card Technologies, Inc.,10880 Wilshire Blvd. Suite 950 Los Angeles, CA 90024 (or to such other address as Company may designate in writing from time to time). Notices and other communications to Tchaikovsky shall be addressed to Tchaikovsky at the address set forth on the signature page hereto (or to such other addresses as the parties may designate in writing from time to time). Such notices and other communications shall be deemed given and received within five (5) days of mailing, if sent by certified or registered air mail; when receipt has been confirmed electronically by the sender’s fax machine, if sent by facsimile; or upon delivery, if hand delivered.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Bennet P. Tchaikovsky:	Innovative Card Technologies, Inc.:

/s/ Bennet P. Tchaikovsky	By:
Steve Delcarson, CEO
Date: October 29, 2007
Date:
Address: